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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-A/A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                                FloNetwork Inc.
                                ---------------
             (Exact name of registrant as specified in its charter)

   Ontario, Canada                                             94-322947
   ---------------                                             ---------
(State of incorporation                                     (IRS Employer
  or organization)                                         Identification No.)

             260 King Street East, Toronto, Ontario, Canada M5A 1K3
             ------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)


If this form related to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                   333-32494
                                   ---------
                                (If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                     Name of Each Exchange on Which
      to be so Registered                      Each Class is to be Registered
      -------------------                     -------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Shares
                                 -------------
                                (Title of Class)


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Item 1: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Description under the heading "Description of Share Capital" relating to the Registrant's Common Shares in the Prospectus included in the Registrant's Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the "Registration Statement on Form F-1") (File No. 333-32494) is incorporated herein by reference.

Item 2: EXHIBITS

The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Articles of Incorporation of Media Synergy Inc., as amended, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1.

     2. Bylaw No. 1 of the Registrant, incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form F-1.

     3. Bylaw No. 2 of the Registrant, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form F-1.

     4. Bylaw No. 1 of the Registrant, as amended, effective upon the completion of the Registrant's initial public offering, incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form F-1.

     5. Registration Rights Agreement between the Registrant and its Shareholders, incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form F-1.


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                        FloNetwork Inc.

                                        By: /s/ Wilson Lee
                                            -----------------------
                                            Wilson Lee
                                            Chief Financial Officer

March 22, 2000